RULE 10F-3 REPORTING FORM

Name of Adviser/Subadviser: Loomis, Sayles & Company. L.P.
Name of Fund: Litman Gregory Masters Alternatives Strategies Fund
Total Net Assets of Fund: $229,757,669
Issuer:Targa Resources Partners
Underwriter(s) See attached
Affiliated Underwriter in the Syndicate:Natixis
Date of Purchase: 10/23/14
Date of Offering: 10/23/14
Amount of Purchase:(1)  $17,024,000
Purchase Price: $100
Commission or Spread: 1%

Check that all the following conditions have been met (any exceptions should be discussed prior to commitment):
X The securities are (i) part of an issue registered under the Securities Act of 1933 (the 1933 Act) that is being offered to the public, (ii) part of an issue of government securities as defined under the Investment Company Act of 1940,(iii) municipal securities as defined under the Securities Exchange Act of 1934,(iv) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or (v) exempt from registration under Rule 144A of the 1933 Act.

  If the securities meet conditions (i), (ii), (iv) or (v):

  X the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors).

(1) Include all purchases made by two or more funds which have the same investment adviser or sub-adviser.

  If the securities meet condition (iii):

    such securities are sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and are either subject to no greater than moderate credit risk or, if the issuer of the municipal securities (or the entity supplying revenues or other payments from which the issue is to be paid) has been in continuous operation for less than three years (including any predecessors), subject to a minimal or low amount of credit risk (with the determination as to whether the issue of municipal securities meets the preceding criteria having been made by the investment adviser and/or subadviser of the relevant fund).

X The securities were purchased prior to the end of the first day of which any sales were made and the purchase price did not exceed the offering price (or fourth day before termination, if a rights offering).

X The underwriting was a firm commitment

X The commission, spread or profit was reasonable and fair compared to that being received by others for underwriting similar securities during a comparable period of time.

X The amount of the securities purchased by the Fund, aggregated with purchases by any other investment company advised by the Fund s investment adviser or sub-adviser, and any purchases by another account with respect to which the investment adviser or sub-adviser has investment discretion if the investment adviser or sub-adviser exercised such investment discretion with respect to the purchase did not exceed 25% of the principal amount of the offering.(2)

X No underwriter which is an affiliate of the Fund s adviser or sub-adviser was a direct or indirect participant in, or benefited directly or indirectly from the purchase.

X The purchase was not part of a group sale (or part of the institutional pot)
  ,or otherwise allocated to the account of an officer, director, member of an advisory board, investment adviser or employee of the fund or affiliated person thereof.

Signed by Chip Bankes
Date: 12/31/14

(2)Special counting rules apply for Rule 144A offerings.


RULE 10F-3 REPORTING FORM

Name of Adviser/Subadviser: Loomis, Sayles & Company. L.P.
Name of Fund: Litman Gregory Masters Alternatives Strategies Fund
Total Net Asset: $225,913,663
Issuer: Morgan Stanley
Underwriter(s) See attached
Affiliated Underwriter in the Syndicate:Natixis
Date of Purchase: 9/3/14
Date of Offering: 9/3/14
Amount of Purchase:(1)  $16,907,191
Purchase Price: $99.824
Commission or Spread: 0.45%

Check that all the following conditions have been met (any exceptions should be discussed prior to commitment):

X The securities are (i) part of an issue registered under the Securities Act of 1933 (the 1933 Act) that is being offered to the public, (ii) part of an issue of government securities as defined under the Investment Company Act of 1940,(iii) municipal securities as defined under the Securities Exchange Act of 1934,(iv) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or (v) exempt from registration under Rule 144A of the 1933 Act.

If the securities meet conditions (i), (ii), (iv) or (v):

  X the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors).


(1) Include all purchases made by two or more funds which have the same investment adviser or sub-adviser.

 If the securities meet condition (iii):

    such securities are sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and are either subject to no greater than moderate credit risk or, if the issuer of the municipal securities (or the entity supplying revenues or other payments from which the issue is to be paid) has been in continuous operation for less than three years (including any predecessors), subject to a minimal or low amount of credit risk (with the determination as to whether the issue of municipal securities meets the preceding criteria having been made by the investment adviser and/or subadviser of the relevant fund).

X The securities were purchased prior to the end of the first day of which any sales were made and the purchase price did not exceed the offering price (or fourth day before termination, if a rights offering).

X The underwriting was a firm commitment

X The commission, spread or profit was reasonable and fair compared to that being received by others for underwriting similar securities during a comparable period of time.

X The amount of the securities purchased by the Fund, aggregated with purchases by any other investment company advised by the Fund s investment adviser or sub-adviser, and any purchases by another account with respect to which the investment adviser or sub-adviser has investment discretion if the investment adviser or sub-adviser exercised such investment discretion with respect to the purchase did not exceed 25% of the principal amount of the offering.(2)

X No underwriter which is an affiliate of the Fund s adviser or sub-adviser was a direct or indirect participant in, or benefited directly or indirectly from the purchase.

X The purchase was not part of a group sale (or part of the institutional pot)
  ,or otherwise allocated to the account of an officer, director, member of an advisory board, investment adviser or employee of the fund or affiliated person thereof.

Signed by Chip Bankes
Date: 9/30/14

(2)Special counting rules apply for Rule 144A offerings.